UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2022 (October 25, 2022)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027

Investment Agreement

On October 25, 2022, View, Inc. (the “Company” or “View”) entered into an Investment Agreement (the “Investment Agreement”) with the Purchasers (as defined in the Investment Agreement), including entities affiliated with RXR, USAA Real Estate, Anson Funds and BNP Paribas Asset Management, relating to the sale by the Company to the Purchasers of $200.0 million aggregate principal amount of the Company’s 6.00% / 9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes,” and the transactions contemplated by the Investment Agreement, the “Transactions”). On October 26, 2022, the Company completed the sale to the Purchasers of the Notes pursuant to the Investment Agreement.

The gross proceeds from the sale of the Notes were approximately $200.0 million, prior to deducting fees and estimated offering expenses. The Company intends to use the net proceeds from this sale for general corporate purposes.

Subject to certain limitations, the Investment Agreement provides the Purchasers with certain registration rights for the shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the Notes and exercise of the Warrants (as defined below). The Investment Agreement requires the Company to prepare and file a registration statement with the U.S. Securities and Exchange Commission as soon as reasonably practicable after the issuance of the Notes, and in any event within ninety (90) days thereafter, to register the shares underlying the Notes and the Warrants, including shares issuable upon conversion of the Notes if the Company were to elect the “payment-in-kind” option for the Notes for every interest payment date until maturity.

The Purchasers include new investors as well as current Company stockholders (some of who are affiliates), an affiliate of Cantor Fitzgerald & Co., placement agent for the Notes and the Company’s financial advisor in connection with past corporate transactions, and affiliates of RXR, a party with which the Company has an existing commercial relationship and with which it has engaged in prior corporate transactions.

Indenture and Issuance of Convertible Notes

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 26, 2022, by and between the Company and Wilmington Trust, National Association, as trustee. The Notes are senior, unsecured obligations of the Company, bearing interest at a rate of 6.00% per annum, to the extent paid in cash (“Cash Interest”), and 9.00% per annum, to the extent paid in kind through an increase in the principal amount of the Notes (“PIK Interest”). The Company can elect to make any interest payment through Cash Interest, PIK Interest or any combination thereof. Any PIK Interest will be paid by issuing notes (“PIK Notes”) in the form of physical notes. Such PIK Notes will bear interest from and after the date of such PIK Interest payment. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2023. It is expected that the Notes will mature on October 1, 2027, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible at an initial conversion rate equal to 747.6636, subject to certain adjustments as provided in the Indenture. All conversions will be subject to an increased conversion rate in accordance with the Indenture, based on the Conversion Date (as defined in the Indenture).

Holders of the Notes will have the right to convert all or a portion of their Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of Common Stock together with cash, if applicable, in lieu of any fractional share of Common Stock unless the Company elects, and holders consent, to settle conversions by paying cash or delivering a combination of cash and shares of Common Stock.

The Company may not redeem the Notes prior to October 1, 2025. The Company may redeem the Notes in whole or in part, at its option, on or after October 1, 2025, and prior to the 41st scheduled trading day immediately preceding the maturity date, for cash at the applicable redemption price if the last reported sale price of the Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the applicable redemption notice.

In the event of a fundamental change, holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the capitalized principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the maturity of the Notes is accelerated and the Notes become due and payable immediately. Such events of default include: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time, in certain cases if such failure is not cured within five business days; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another Person (as defined in the Indenture); (iv) the Company’s failure in its obligation to convert a Note, if such default is not cured within five business days; (v) a default by the Company in its other agreements under the Indenture or the Notes if such default is not cured within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any “significant subsidiary” of the Company (within the meaning of Regulation S-X) with respect to indebtedness for borrowed money of at least $15,000,000; (vii) certain failures by the Company or any significant subsidiary of the Company with respect to the payment of final judgments of at least $15,000,000; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any significant subsidiary of the Company.

The foregoing descriptions of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Investment Agreement, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Strategic Agreement & Warrant Agreements

On October 25, 2022, the Company and RXR FP Services LLC (“RXR FP”) entered into an Agreement for Strategic Planning and Consulting Services (the “Strategic Agreement”). Pursuant to the Strategic Agreement, RXR FP was appointed to render strategic planning and consulting services to the Company.

In consideration of RXR FP’s performance of its obligations under the Strategic Agreement, the Company agreed to issue to RXR FP warrants (the “Warrants”) to purchase, in the aggregate, 9,511,128 shares of Common Stock. On October 25, 2022, the Company issued the Warrants to RXR FP pursuant to certain Common Stock Purchase Warrant Agreements (the “Warrant Agreements”). The shares underlying the Warrants vest in equal tranches over the three-year period following the initial issuance date of the Warrants, with one-third of such shares vesting each year on the anniversary thereof, provided that all such shares shall vest immediately upon the occurrence of certain specified events (each, an “Early Exercise Event”). The Warrants are exercisable, to the extent vested and unexercised, (1) in the case of certain of the Warrants, upon the earlier of the applicable vesting date or an Early Exercise Event, and prior to 11:59 p.m., New York City time, on October 25, 2032 (the “Warrant Termination Time”), at an exercise price of $0.01 per share of Common Stock, subject to certain adjustments (the “Exercise Price”), (2) in the case of certain of the Warrants, upon the earlier of the applicable vesting date or any later date, provided that the closing price of the Common Stock has exceeded $1.32 (as may be adjusted) for 20 of 30 consecutive trading days prior to such applicable vesting date or such later date, or an Early Exercise Event, and prior to the Warrant Termination Time, at the Exercise Price, and (3) in the case of certain of the Warrants, upon the earlier of the applicable vesting date or any later date, provided that the closing price of the Common Stock has exceeded $1.58 (as may be adjusted) for 20 of 30 consecutive trading days prior to such applicable vesting date or such later date, or an Early Exercise Event, and prior to the Warrant Termination Time, at the Exercise Price. The Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” for a number of shares as determined in the Warrant Agreements. The Warrants are subject to certain restrictions on transfer prior to their applicable exercise dates.

The Strategic Agreement provides RXR FP with a right of first offer, should the Company undertake a debt financing or equity capital raise, subject to certain exceptions, to participate in such financing or capital raise. The Strategic Agreement also gives RXR FP the right to designate one member of the Company’s board of directors (the “RXR Designee”), which designee shall be the Vice-Chairperson of the Company’s board of directors, until the earlier of (i) the fifth annual meeting of stockholders of the Company following the date of the Strategic Agreement and (ii) the end of the term of the Strategic Agreement, and provides that the Company shall enter into a customary indemnification and other agreements with the RXR Designee in connection with the RXR Designee’s role on the Company’s board of directors.

The Strategic Agreement shall automatically terminate upon the earliest of (i) five (5) years from the date of the Strategic Agreement, (ii) the date on which it is finally judicially determined that RXR FP has materially breached its obligations under the Strategic Agreement, and (iii) the date mutually agreed in writing by RXR FP and the Company.

The foregoing descriptions of the Strategic Agreement and the Warrant Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Strategic Agreement, a copy of which is attached hereto as Exhibit 10.2, and the Warrant Agreements, copies of which are attached hereto as Exhibits 4.2, 4.3 and 4.4, each of which is incorporated herein by reference.

Blocker Agreements

In connection with the execution of the aforementioned agreements, on October 26, 2022, the Company entered into a letter agreement with each of (i) CF Principal Investments LLC, (ii) RXR FP Investor LP and RXR FP Investor II LP, and (iii) RXR FP (each of the parties in (i), (ii) and (iii), a “Blocker Party,” and such letter agreements, collectively, the “Blocker Agreements”). The Blocker Agreements provide, among other things, that the Notes shall not be converted and the Warrants shall not be exercised, as applicable, to the extent that such conversion or exercise would cause a Blocker Party to beneficially own more than a specified threshold percentage (as may be increased or decreased by the applicable Blocker Party upon 61 days’ written notice) of the Common Stock outstanding immediately following such conversion or exercise.

The foregoing description of the Blocker Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Blocker Agreements, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03 to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

On October 25, 2022, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $200.0 million in aggregate principal amount of the Notes, with the option to sell an additional $40.0 million Notes, to the Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company is selling the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Purchasers in the Investment Agreement.

The Company is issuing the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by RXR FP in the Warrant Agreements.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 to the extent required.

Item 7.01	Regulation FD Disclosure.

On October 27, 2022, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”), announcing the Transactions. All of the information in the Press Release is incorporated by reference herein. All such information is being furnished rather than “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a presentation first made available on October 27, 2022.

Forward-Looking Statements

This Current Report on Form 8-K and certain other materials View files with the U.S. Securities and Exchange Commission, as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks, which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1+	Indenture, dated as of October 26, 2022, by and between View, Inc. and Wilmington Trust, National Association

4.2+	Common Stock Purchase Warrant, dated as of October 25, 2022

4.3+	Common Stock Purchase Warrant, dated as of October 25, 2022

4.4+	Common Stock Purchase Warrant, dated as of October 25, 2022

10.1+	Investment Agreement, dated as of October 25, 2022, by and among View, Inc. and the other parties thereto

10.2+	Agreement for Strategic Planning and Consulting Services, dated as of October 25, 2022, by and between View, Inc. and RXR FP Services LLC

10.3	Letter Agreement, dated as of October 26, 2022, by and between View, Inc. and CF Principal Investments LLC

10.4	Letter Agreement, dated as of October 26, 2022, by and among View, Inc., RXR FP Investor LP and RXR FP Investor II LP

10.5	Letter Agreement, dated as of October 26, 2022, by and between View, Inc. and RXR FP Services LLC

99.1	Press Release, dated October 27, 2022

99.2	Presentation, dated October 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
Name:	Bill Krause
Title:	Chief Legal Officer

Dated: October 27, 2022